Exhibit 5.1

11 S. Meridian Street

Indianapolis, IN 46204-3535
317-236-1313
317-231-7433 (Fax)

www.btlaw.com

December 7, 2017

America First Multifamily Investors, L.P.

1004 Farnam Street, Suite 400

Omaha, Nebraska 68102

Ladies and Gentlemen:

You have requested our opinion in connection with the offering by America First Multifamily Investors, L.P., a Delaware limited partnership (the “Partnership”), of the number of beneficial unit certificates representing assigned limited partnership interests in the Partnership having aggregate sale proceeds of up to $75,000,000 (the “Units”), to be issued pursuant to the Registration Statement on Form S-3 (File No. 333-214656) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 16, 2016 and declared effective by the Commission on November 29, 2016 (the “Registration Statement”), the related prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act (the “Prospectus Supplement”).  The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”  The Units are to be sold by the Partnership in accordance with the Capital on DemandTM Sales Agreement dated December 7, 2017 between the Partnership and JonesTrading Institutional Services LLC (the “Sales Agreement”) , as described in the Prospectus Supplement.

In rendering the opinions set forth below, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of such documents and records of the Partnership and such statutes, regulations, and other instruments as we deemed necessary or advisable for purposes of the opinions expressed herein, including (i) the Certificate of Limited Partnership of the Partnership, as amended; (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership dated September 15, 2015, as amended (the “Partnership Agreement”); (iii) the Registration Statement; (iv) the Prospectus; (v) certain resolutions adopted by the Board of Managers of Burlington Capital LLC (“Burlington”), which is the general partner of the general partner of the Partnership; and (vi) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter.  As to certain matters of fact material to our opinions, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Partnership and Burlington, and we have not otherwise independently investigated or verified such facts.  We are opining herein as to the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to any other laws.

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America First Multifamily Investors, L.P.

December 7, 2017

In connection with rendering the opinions set forth herein, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the legal capacity of all natural persons; (v) all Units will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and Prospectus; and (vi) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, when sold and issued in accordance with the terms of the Sales Agreement and Partnership Agreement, in the manner described in the Registration Statement and Prospectus, and in compliance with the Securities Act and applicable state securities laws, the Units will be validly issued, fully paid, and non-assessable.

We express no opinion herein other than as expressly stated above.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise the Partnership or any other party of any subsequent changes to the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K to be filed by the Partnership with the Commission, to the incorporation by reference of this opinion in the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus that is a part of the Registration Statement.  However, in giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP